P08000061290

Florida Department of State
Division of Corporations
Electronic Filing Cover Sheet

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(((H11000154660 3)))

H110001546603ABCY

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To:

Division of Corporations
Fax Number : (850)617-6380

From:

Account Name : VCORP SERVICES, LLC
Account Number : I20080000067
Phone : (845)425-0077
Fax Number : (845)818-3588

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address:

RECEIVED
11 JUN 10 AM 8:47
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

FILED
2011 JUN 10 PM 2:29
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

COR AMND/RESTATE/CORRECT OR O/D RESIGN
ZHONG SEN INTERNATIONAL TEA COMPANY

Certificate of Status	0
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Page Count	03
Estimated Charge	$35.00

6-10-11

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Articles of Amendment
to
Articles of Incorporation
of

ZHONG SEN INTERNATIONAL TEA COMPANY
(Name of Corporation as currently filed with the Florida Dept. of State)

P08000011290
(Document Number of Corporation (if known))

FILED
2011 JUN 10 PM 2:29
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

____________________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. **Enter new principal office address, if applicable:**
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent: ____________________

New Registered Office Address: ____________________
(Florida street address)

____________________, Florida __________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
______	______	______	☐ Add ☐ Remove
______	______	______	☐ Add ☐ Remove
______	______	______	☐ Add ☐ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(attach additional sheets, if necessary). (Be specific)

Article IV Shares

The number of shares the corporation is authorized to issue is:

100,000,000

The Company authorized a 60-1 reverse stock split on May 5, 2011. The principal effect of the reverse split will be that the number of shares of common stock issued and outstanding will be reduced from 60,000,000 shares as of May 5, 2011 to approximately 1,000,000 shares (depending on the number of fractional shares that are issued or cancelled). The number of authorized shares of common stock will not be affected.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: May 5, 2011
(date of adoption is required)

Effective date if applicable: ______________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 6-1-2011

Signature 王和
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Li Wang
(Typed or printed name of person signing)

President and Chairman of the Board of Directors
(Title of person signing)